                                  Exhibit 11.1

                        CAPITAL BANCORP AND SUBSIDIARIES

                       CALCULATION OF EARNINGS PER SHARE


                                        1995               1994              1993
                                        ----               ----              ----
Primary:
  Average number of common
   shares outstanding                7,194,216          6,955,506         7,018,768

  Dilutive effect of stock
   options                             415,523            254,952           170,810
                                   -----------        -----------       -----------

  Total common and common
    equivalent shares                7,609,739          7,210,458         7,189,578
                                   ===========        ===========       ===========
Fully-diluted:
  Average number of common
   shares outstanding                7,194,216          6,955,506         7,018,768

  Dilutive effect of stock
   options                             575,776            391,240           278,754
                                   -----------        -----------       -----------
  Total common and common
   equivalent shares                 7,769,992          7,346,746         7,297,522
                                   ===========        ===========       ===========

Net income                         $17,101,000        $13,204,000       $11,769,000
                                   ===========        ===========       ===========


Primary:
Income from continuing
  operations                       $      2.25        $     1.83        $      1.64
                                   ===========        ==========        ===========

Fully Diluted:
Income from continuing
  operations                       $      2.20        $     1.80        $      1.61
                                   ===========        ==========        ===========

Earnings per share amounts were computed based upon the average number of common and common equivalent shares outstanding assuming proceeds from the assumed exercise of options were used to purchase common shares outstanding, unless such exercise is antidilutive.


                                    - 107 -